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                                                                      EXHIBIT 99


BMC SOFTWARE REITERATES PREVIOUSLY ESTIMATED REVENUE AND EPS RANGES FOR THE FOURTH QUARTER OF FISCAL 2005

Company Provides Fiscal 2006 Revenue, EPS and Cash Flow from Operations Guidance BMC Software to Announce Fourth Quarter Results on June 14, 2005


HOUSTON - (MAY 23, 2005) - BMC Software, Inc., [NYSE: BMC], a leader in enterprise management solutions, today announced that it reiterates previously estimated ranges for fourth quarter fiscal 2005 revenues and earnings per share. Consistent with the ranges provided on April 11, 2005, BMC Software estimates total revenues for the fourth quarter ended March 31, 2005 to be in the range of $388 million to $400 million and earnings per share excluding special items to be in the range of $0.08 to $0.12 per diluted common share. Fourth quarter fiscal 2005 earnings per share on a GAAP basis are preliminarily estimated to be in the range of a loss of $0.01 to earnings of $0.03 per diluted common share. The difference between the earnings per share excluding special items and the GAAP earnings per share is $0.09 per diluted common share, primarily related to amortization of acquired technology and intangibles, goodwill impairment and write-off of acquired research and development from two acquisitions in the quarter.

Cash flows from operations were strong in fiscal 2005 and are preliminarily estimated to be approximately $500 million, which compares to the previously estimated range of $470 million to $500 million.

FISCAL 2006 GUIDANCE

BMC Software expects fiscal 2006 earnings per share excluding special items to be in the range of $0.86 to $0.92 per diluted common share, which compares to current analyst consensus estimates of $0.81. This represents an expected 35 percent to 45 percent growth in earnings per share excluding special items in fiscal 2006. Fiscal 2006 estimates do not include an estimated $0.50 per share of special items.

The Company expects fiscal 2006 revenues to be in the range of $1.48 billion to $1.50 billion. BMC Software expects cash flow from operations for fiscal 2006 to be over $500 million, net of approximately $50 million in cash outlays related to the recently implemented restructuring.

The Company is comfortable with the current first quarter fiscal 2006 analyst consensus estimates of revenues of $340 million and earnings per share excluding special items of $0.13.

FOURTH QUARTER FISCAL 2005 EARNINGS RELEASE

BMC Software will report fourth quarter fiscal 2005 results concurrent with the filing of its Annual Report on Form 10-K on June 14, 2005. This earnings release date takes into account the extensive work required for completion of Sarbanes-Oxley Section 404 compliance efforts, which is integrated with the Company's financial audit. The later than expected earnings release date does not impact the Company's confidence in its fourth quarter fiscal 2005 estimated ranges for revenues, EPS and cash flow from operations nor any historical financial results.

A conference call to discuss the Company's fourth quarter results is scheduled for June 14, 2005 at 4:00 p.m. central time. Those interested in participating may call (719) 457-2633 and use the passcode BMC Software. To access a replay of the conference call, which will be available for one week, dial (719) 457-0820 and use the passcode BMC. A live webcast of the conference call will be available on the Company's website at www.bmc.com/investors. A replay of the webcast will be available within 24 hours and archived on the website for 90 days.
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NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of historical and prospective diluted earnings per share excluding special items. These special items include: (i) amortization of acquired technology and intangibles, (ii) acquired research and development, (iii) impairment of goodwill and (iv) amounts related to exit activities. Items (i) to (iii) are excluded as they are non-cash charges related to completed acquisitions. Item (iv) is excluded because amounts associated with the exit activities are non-recurring and are not directly related to the Company's ongoing operations. Reconciliations between the GAAP measures and the non-GAAP measures are included in this press release.

BMC Software's management uses the non-GAAP results in its own evaluation of the performance of the company. BMC Software's management also uses the non-GAAP results for budgeting and on a quarterly basis for determining executive compensation.

Although BMC Software's management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on this measure is limited because items excluded from such measures often have a material impact on the company's operating expenses, net earnings and diluted earnings per share calculated in accordance with GAAP. Therefore, BMC Software's management typically uses its non-GAAP results in conjunction with GAAP results to address these limitations.

While GAAP results are more complete, the company provides investors this supplemental measure because, with the reconciliation of non-GAAP to GAAP financial information, it may provide additional insight into its financial results. BMC Software believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the ongoing performance of its business, as such results are not influenced by certain non-cash or non-recurring expenses and are therefore useful to investors in helping them understand the financial condition of BMC Software by focusing on the performance of the Company's core operations. The non-GAAP financial measures are presented by BMC Software to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

ABOUT BMC SOFTWARE

BMC Software, Inc. [NYSE:BMC], is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and fiscal 2004 revenues of more than $1.4 billion. For more information about BMC Software, www.bmc.com

This news release contains both historical information and forward-looking information. The preliminary financial results for the Company's March 2005 quarter and statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as "believe," "anticipate," "expect," "estimate" and "guidance" are forward-looking statements. The preliminary estimates of revenues, earnings per share and cash flow from operations contained in this press release are subject to change. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software's operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software's earnings; 4) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if
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license revenues do not grow; 5) new software products and product strategies may not be timely introduced or successfully adopted; 6) BMC Software's quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; 7) BMC Software's effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect the company's earnings; and 8) the additional risks and important factors described in BMC Software's quarterly reports on Form 10-Q and in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.

INVESTOR RELATIONS CONTACT:
Neil Yekell
(713) 918-4233
neil_yekell@bmc.com

MEDIA RELATIONS CONTACT:
Arch Currid
(713) 918-3236
arch_currid@bmc.com

BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.
(C) 2005, BMC Software, Inc. All rights reserved.

          COPYRIGHT (c) 2005 BMC SOFTWARE, INC. | ALL RIGHTS RESERVED